                                                                   EXHIBIT 10.22


                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into on August __, 2004 (the "EMPLOYMENT COMMENCEMENT DATE") by and between BRIGHTSTAR CORP., a Delaware corporation (the "COMPANY"), and RAUL MARCELO CLAURE (the "Executive").

         WHEREAS, the Executive is currently employed by the Company in the capacities of President and Chief Executive Officer of the Company;

         WHEREAS, the Company desires to continue to employ and retain the Executive for the Employment Period (as defined below) in such capacities in order to advance the business and interests of the Company on the terms set forth herein; and

         WHEREAS, the Executive desires to continue to provide his services to the Company in such capacities, on and subject to the terms set forth herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         Section 1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below.

         "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "BASE COMPENSATION" shall have the meaning set forth in Section 5(a).

         "BOARD OF DIRECTORS" means the sitting directors of the Company as of the point in time reference thereto is made in this Agreement.

         "CAUSE" shall have the meaning set forth in Section 9(b)(1).

         "CHANGE IN CONTROL" shall have the meaning set forth in Section
9(e)(2).

         "COLA ADJUSTMENT" means the cost of living adjustment, which shall be equal to (i) two percent (2%) plus (ii) the percent rise in prices for the preceding year as measured by the Index. The COLA Adjustment shall be determined by multiplying the amount or figure to be adjusted by the sum of (i) two percent (2%) plus (ii) a fraction, the numerator of which is the Index published for the month in which the adjustment occurs and the denominator of which is the Index published for the same month of the preceding year.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock, par value $0.0001 per share, of the Company.

         "COMPANY" shall have the meaning set forth in the introductory paragraph of this Agreement, and shall include the Subsidiaries, if appropriate, and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in the first paragraph of Section 14 or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         "COMPETITIVE BUSINESS" means any other corporation, partnership, limited liability company, proprietorship, firm, association or other business entity that owns, manages, operates, controls or participates in a business that directly competes with the principal business of the Company in the geographic areas in which it then operates.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 8(c).

         "DISABILITY" of the Executive means that, as a result of the Executive's incapacity due to physical or mental illness, (i) the Executive shall have been absent from his duties on a full-time basis for six (6) consecutive months, or for an aggregate of nine (9) months in any consecutive twelve (12)-month period, (ii) a physician selected by the Executive is of the opinion that (a) he is suffering from "total disability" as defined in the Company's disability insurance program or policy and (b) he will qualify for social security disability payments or (iii) within thirty (30) days after written notice thereof is given by the Company to the Executive (which notice may be given at any time after the end of such six (6) or twelve (12) month periods), the Executive shall not have returned to the performance of his duties on a full-time basis. (If the Executive is prevented from performing his duties because of a Disability, upon request by the Company, the Executive shall submit to an examination by a physician selected by the Company, at the Company's expense, and the Executive shall also authorize his personal physician to disclose to the selected physician all of the Executive's medical records).

         "EMPLOYMENT COMMENCEMENT DATE" means the date set forth in the introductory paragraph of this Agreement.

         "EMPLOYMENT PERIOD" means that period commencing on the Employment Commencement Date and ending on the third (3rd) anniversary of the Employment Commencement Date; PROVIDED, HOWEVER, that the Employment Period will be renewed for additional successive terms of one (1) year unless either party provides the other with written notice, at least ninety (90) days prior to the date that the Employment Period would otherwise expire, of such party's intention not to so renew such Period.

         "EMPLOYMENT TERMINATION DATE" shall have the meaning set forth in
Section 9(a)(2).

         "FISCAL YEAR" means the fiscal year of the Company ending December 31 or such fiscal year as may be amended by the Board of Directors.

         "GOOD REASON" shall have the meaning set forth in Section 9(e).

         "INCENTIVE BONUS COMPENSATION" shall have the meaning set forth in
Section 5(b).

         "INDEX" means the Consumer Price Index for all Urban Consumers (CPI-UC), All City Average, all Items (base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics.

         "IPO" means the Company's initial public offering ("IPO") of securities pursuant to a registration statement declared effective by the Commission.

         "NASD" means National Association of Securities Dealers, Inc.

         "NOTICE OF TERMINATION" shall mean a written notice that indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under such provision.

         "REGISTRABLE SECURITIES" means any shares of Common Stock now or hereafter held by the Executive other than Unrestricted Securities.

         "REGISTRATION," "REGISTER" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

         "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of, or compliance with, Section 11, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of any one counsel and any one (1) accountant retained by the Executive, (vi) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Executive's Common Stock being registered if the Company desires such insurance and (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

         "RESTRICTED PERIOD" means the period from and during the Employment Period and until the later of (i) the second (2nd) anniversary of the date of termination of this Agreement and (ii) if, however, the Executive terminates this Agreement other than for Good Reason or a Disability, a period of one (1) year from the end of the Employment Period; PROVIDED, HOWEVER, that the Restricted Period means the Employment Period if the Company terminates the Executive's employment without Cause or the Executive terminates his employment for Good Reason.

         "SUBSIDIARIES" means any majority owned subsidiaries of the Company.

         "UNRESTRICTED SECURITIES" means the shares of Common Stock beneficially owned by the Executive, if any, that can be transferred by the Executive without registration under the Act.

         Section 2. EMPLOYMENT AND TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, for the purposes and upon the terms contained in this Agreement. The term of such employment shall be for the Employment Period.

         Section 3. EMPLOYMENT CAPACITY AND DUTIES. (a) The Executive shall be employed throughout the Employment Period as the President and Chief Executive Officer of the Company. The Executive shall have the duties and responsibilities consistent with and incumbent upon this position, but at all times shall act in accordance with the directions given by the Board of Directors. Accordingly, and not by way of limitation, as President and Chief Executive Officer, the Executive shall be responsible for the active day-to-day management of the Company. The Company agrees that it will not, without the Executive's written consent, require the Executive to be based anywhere other than the greater Miami, Florida metropolitan area, except for required travel on the Company's business.

                  (b) Whenever the Chief Executive Officer of the Company is required by law, rule or regulation or requested by any governmental authority or by the Company's auditors to provide certifications with respect to the Company's the financial statements or filings with the Commission or any other governmental authority, the Executive shall sign such certifications as may be reasonably requested by the Company, with such exceptions as the Executive deems necessary to make such certifications accurate and not misleading.

         Section 4. EXECUTIVE PERFORMANCE COVENANTS. The Executive accepts the employment described in Section 3 and agrees to devote substantially all of his business time, attention and skills (except for absences due to illness and appropriate vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities. However, nothing in this Agreement shall preclude the Executive from devoting a reasonable amount of his time and efforts to civic, community, charitable, professional and trade association affairs and matters and such other activities as may be disclosed in writing from time to time to the Board of Directors.

         Section 5. COMPENSATION. The Company shall pay to the Executive for his services hereunder the compensation hereinafter provided in this Section 5. Such compensation shall be paid to the Executive at the time and in the manner as provided below.

                  (a) BASE COMPENSATION. The Executive shall be paid for each Fiscal Year at an annual rate of Five Hundred Thousand Dollars ($500,000) ("BASE COMPENSATION") payable in accordance with the Company's customary payroll periods or such other basis as may be determined by the Board of Directors. The Base Compensation (i) may be increased (but may not be decreased) at any time or from time to time by action of the Board of Directors or the Compensation Committee thereof and (ii) shall be increased by the COLA Adjustment on each anniversary of the Employment Commencement Date. The Base Compensation shall be pro-rated for any Fiscal Year hereunder that is less than a full Fiscal Year.

                  (b) INCENTIVE BONUS COMPENSATION. The Executive shall be eligible for incentive bonus compensation for each Fiscal Year in an amount up to one hundred percent (100%) of the Base Compensation for such Fiscal Year, based fifty percent (50%) on the Company's performance and fifty percent (50%) on the Executive's personal contribution to the Company, each as determined by the Board of Directors or the Compensation Committee thereof in its sole discretion ("INCENTIVE BONUS COMPENSATION").

         Section 6. PAYMENT OF EXPENSES. The Company shall pay the Executive's reasonable expenses incurred in providing services to the Company, including expenses for travel, entertainment and similar items, in accordance with the Company's expense policies as determined from time to time by the Board of Directors. The Executive shall provide all documentation in connection with such expenses as the Board of Directors shall request. If there is a dispute as to the eligibility of an expense for payment in accordance with the Company's expense policies, then such expense shall be determined to be payable by the Company if approved by the Board of Directors.

         Section 7. EMPLOYEE BENEFITS, VACATIONS. During the Employment Period, the Executive shall receive the benefits and enjoy the perquisites described below:

                  (a) BENEFIT PLANS. The Executive shall be entitled to participate in any perquisite, benefit or compensation plan (in addition to the compensation provided for in Section 5), including any stock option plan, profit sharing plan and 401(k) plan, medical insurance plan (which medical insurance shall be provided for all of the Executive's dependents, at the Company's expense), life insurance plan, health and accident plan and disability plan that are generally applicable to all senior executives of the Company (collectively referred to as the "BENEFIT PLANS"). All such Benefit Plans shall be maintained by the Company, or the Company shall maintain plans providing substantially similar benefits; PROVIDED, HOWEVER, that the Company may make modifications in the Benefit Plans so long as such modifications (i) are generally applicable to all salaried employees of the Company and (ii) do not discriminate against the Executive or other highly-compensated employees of the Company. The Company does not guarantee, represent or warrant that any Benefit Plan will be available or will continue to be available hereunder during the Employment Period. In addition to, and without limiting the foregoing, the Company shall purchase and maintain during the Employment Period, a term life insurance policy having a death benefit in the amount of Five Million Dollars ($5,000,000) covering the life of the Executive and naming the Executive's children as the sole beneficiaries thereof.

                  (b) DIRECTOR'S AND OFFICER'S LIABILITY INSURANCE. To protect the Executive from any liability, loss, claims, damages or costs, including legal fees and costs, the Company shall, prior to any public offering of any securities of the Company, purchase and maintain director's and officer's liability insurance in an amount not less than Two Million Dollars ($2,000,000) or in such amount as is reasonably agreed upon by the Executive and the Company.

                  (c) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of four (4) weeks, during which time his compensation shall be paid in full, and such holidays and other non-working days as are consistent with the policies of the Company for executives generally. The number of vacation days available hereunder shall be pro rated for any Fiscal Year that is less than a full Fiscal Year.

                  (d) AUTOMOBILE ALLOWANCE. The Executive shall be entitled to a monthly automobile allowance of Two Thousand Dollars ($2,000) (gross) per month, which shall be paid to the Executive, in advance, on the first day of each month during the Employment Period, commencing on the first day of the first month after the Employment Commencement Date. In addition, the Company shall further reimburse the Executive for all automobile related maintenance, repairs, gas and insurance expenses in accordance with the terms of Section 6.

                  (e) CELLULAR PHONE. The Executive shall be entitled to the use of a cellular telephone provided by the Company, at the Company's expense. All costs incurred for the use of such cellular telephone shall be paid by the Company in accordance with the terms of Section 6.

         Section 8. CERTAIN COMPANY PROTECTION PROVISIONS. The following provisions apply for the protection of the Company:

                  (a) NONCOMPETITION. During the Restricted Period, the Executive shall not, directly or indirectly, compete with the Company by owning, managing, operating, controlling or participating in the ownership, management, operation or control of, or be employed or engaged (as a consultant or otherwise) by, or affiliated with or provide material assistance to, any Competitive Business; PROVIDED, HOWEVER, that ownership of not more than five percent (5%) of the stock of any publicly traded company shall not be deemed a violation of this Section 8(a). Cetrocek International and any other company or business excluded by the Board of Directors shall not be deemed to be a Competitive Business.

                  (b) NON-INTERFERENCE; NON-SOLICITATION. During the Restricted Period, the Executive shall not induce or solicit any employee of the Company or any person or entity doing business with the Company to terminate his or her employment or his or its business relationship with the Company or otherwise interfere with any such relationship.

                  (c) CONFIDENTIALITY. The Executive agrees and acknowledges that, by reason of the nature of his duties as an officer and employee of the Company, he will have access to and become informed of confidential and secret information (oral or written) that is a competitive asset of the Company ("CONFIDENTIAL INFORMATION"), including any lists of customers or suppliers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans, strategic plans, marketing or operational plans, technical data and information, product information or other information of the Company (whether or not such information qualifies as a "trade secret" under applicable law) and any of the foregoing that belong to any third person or company but to which the Executive has had access by reason of his employment relationship with the Company. The Executive agrees to faithfully keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information. The Executive acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents (and all copies thereof) containing Confidential Information furnished to the Executive by the Company or otherwise acquired or developed by the Executive, shall at all times be and remain the property of the Company. Upon termination of the Employment Period, the Executive shall return to the Company all such property or documents (and all copies thereof) that are in his possession, custody or control, but his obligation of confidentiality shall survive such termination of the Employment Period until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public. The obligations of the Executive under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality that the Executive may have to the Company under general legal or equitable principles or otherwise.

                  (d) REMEDIES. It is expressly agreed by the Executive and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Executive, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Executive acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages; accordingly the Executive consents to injunctive and other appropriate equitable relief (without the posting of a bond) upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

                  (e) CONTINUED COOPERATION. Executive shall, during and after the conclusion of his employment relationship for any reason, cooperate fully with the Company with respect to any internal or external agency or legal investigation, lawsuits, financial reports, or with respect to other matters within his knowledge, responsibilities or purview. The Company will pay a reasonable per diem for post-termination services rendered by the Executive in compliance herewith, based on the Executive's Base Salary (in effect at such applicable time) and time reasonably expended by him. The Executive shall execute all lawful documents reasonably necessary for the Company to secure or maintain its intellectual property and/or other confidential information.

         Section 9. TERMINATION OF EMPLOYMENT.

                  (a) NOTICE OF TERMINATION; EMPLOYMENT TERMINATION DATE.

                           (1) Any termination of the Executive's employment by
the Company or the Executive shall be communicated by delivery of a Notice of Termination to the other party.

                           (2) "EMPLOYMENT TERMINATION DATE" shall mean the date
of death of the Executive or the date of a Notice of Termination in respect of any of the following bases for termination of employment, on which date the Employment Period and the Executive's right and obligation to perform employment services for the Company shall terminate:

                           (A) Termination as a result of the Executive's Disability;

                           (B) Termination by the Executive for Good Reason; PROVIDED, HOWEVER, that in the event of such termination, the date specified on such Notice shall not be less than thirty
                                    (30) days or more than sixty (60) days after delivery thereof;

                           (C) Termination by the Company for Cause; PROVIDED, HOWEVER, that if, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), such termination is determined not to have been for Cause, then the Company shall pay owe compensation otherwise owed to the Executive pursuant to Section 5 during the period after such termination and prior to such determination; or

                           (D)      Termination by the Company without Cause.

                  (b) TERMINATION FOR CAUSE:

                           (1) The Company may terminate the Executive's
employment and the Employment Period for Cause. For the purposes of this Agreement, "CAUSE" means the Executive's (A) act or acts of willful misconduct injurious to the Company, monetarily or otherwise, (B) willful and continued failure to perform substantially his duties with the Company (other than any such failure resulting from incapacity due to a Disability) after a demand in writing for substantial performance is delivered by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed his duties, (C) conviction of, or no contest or guilty plea to, a felony crime or (D) repeated and willful failure to follow the written directives of the Board of Directors in connection with his employment hereunder. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place merely as the result of (i) bad judgment or negligence,
(ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Certificate of Incorporation of the Company or the laws of the State of Delaware, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board of Directors that states that the Executive's conduct reflected any of the criteria set forth above in clauses (A), (B), (C) and/or (D) of this Section 9(b)(1) and specifying the particulars thereof in detail.

                           (2) If the Executive's employment shall be terminated
for Cause, the Company shall pay the Executive, within ten (10) days of such termination, (x) his unpaid Base Compensation through the Employment Termination Date at the rate in effect at the time a Notice of Termination is given, plus
(y) any declared but unpaid Incentive Bonus Compensation, plus (z) any expenses incurred in accordance with Section 6.

                  (c) TERMINATION FOR DISABILITY. The Company may terminate the Executive's employment because of a Disability of the Executive and thereafter shall pay to the Executive (or his designated representative) (1) his unpaid Base Compensation through the twelfth (12th) full month following the Employment Termination Date at his then effective Base Compensation rate, plus (2) any declared but unpaid Incentive Compensation, plus (3) any expenses incurred in accordance with Section 6. Thereafter, the Executive's benefits shall be determined in accordance with the Benefit Plans.

                  (d) TERMINATION UPON EXECUTIVE'S DEATH. In the event of the Executive's death, the Company shall pay to the Executive's estate (1) any unpaid amount of Base Compensation through the date of death at the then effective Base Compensation rate, plus (2) any declared but unpaid Incentive Compensation, plus (3) any expenses incurred in accordance with Section 6.

                  (e) TERMINATION OF EMPLOYMENT BY THE EXECUTIVE. The Executive may terminate his employment for Good Reason and receive the payments and benefits specified in Section 9(f) in the same manner as if the Company had terminated his employment other than for Cause. For purposes of this Agreement, "GOOD REASON" will exist if any one or more of the following occur:

                           (1) Failure by the Company to honor any of its
material obligations under this Agreement, including, without limitation, its obligations under Section 3 (EMPLOYMENT CAPACITY AND DUTIES), Section 4 (EXECUTIVE PERFORMANCE COVENANTS), Section 5 (COMPENSATION), Section 6 (PAYMENT OF EXPENSES), Section 7 (EMPLOYEE BENEFITS, VACATIONS) Section 12
(INDEMNIFICATION) and Section 14 (SUCCESSORS AND ASSIGNS); or

                           (2) If there is a Change in Control of the Company
(as defined below) and the employment of the Executive is concurrently or within one (1) year thereafter terminated (i) by the Company without Cause or (ii) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, or that a material adverse change in his working conditions has occurred or the Company has breached this Agreement. For the purpose of this Agreement, a "CHANGE IN CONTROL" of the Company will have occurred when: (x) any person (defined for the purposes of this Section 10 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires after the sale hereof, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having twenty percent (20%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (y) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (z) the Company merges or consolidates with or transfers substantially all of its assets to another person and the Company is not the survivor.

                  (f) COMPENSATION UPON TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY.

                           (1) If the Company shall terminate the Executive's
employment other than pursuant to Sections 9(b) or 9(c), or if the Executive shall terminate his employment for Good Reason pursuant to Section 9(e), then the Company shall pay to the Executive the following amounts:

                           (A) (x) unpaid Base Compensation through the Employment Termination Date at his then effective Base Compensation Rate, plus (y) any declared but unpaid Incentive Bonus Compensation, plus (z) any expenses incurred in accordance with Section 6;

                           (B)      a single-lump sum cash amount equal to three
                                    (3) times the aggregate total amount that would have been payable to Executive under
                                    Section 5 for the entire Fiscal Year in
                                    which employment is terminated (and without deduction or offset for any amounts actually paid for such Fiscal Year on account of Base Compensation or Incentive Bonus Compensation, under Section 5, this Section 9 or otherwise), and assuming for purposes of calculating (x) the Base Compensation, one hundred percent (100%) of the amount thereof at the annual rate payable for such Fiscal Year pursuant to Section 5(a) and (y) the Incentive Bonus Compensation, the largest amount thereof accrued for any of the two most recently completed Fiscal Years;

                           (C) all legal fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement);

                           (D) If the Executive desires to relocate within one year after the Employment Termination Date, to pay for (or reimburse) all reasonable moving expenses incurred relating to a change of principal residence in connection with such relocation and to indemnify the Executive in connection with any loss he may sustain in the sale of his primary residence; and

                           (E) Any and all options granted to the Executive by the Company shall become automatically and immediately vested and exercisable.

                           (2) The Executive shall be under no obligation to
seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain (any amounts due under Section 9(f) are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty).

                           (3) Unless Executive is terminated for Cause or as a
result of the Executive's death or his resignation, the Company shall maintain in full force and effect, for the Executive's continued benefit through the Employment Termination Date, all active and retired Benefit Plans and other benefit programs or arrangements in which he was entitled to participate immediately prior to the Employment Terminate Date; PROVIDED, HOWEVER, that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those which he was entitled to receive under such plans and programs.

         Section 10. CERTAIN TAX MATTERS.

                  (a) OPTIONAL RIGHT OF PARTIAL DISCLAIMER.

         It is recognized that under certain circumstances:

                           (1) Payments or benefits provided to the Executive
under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan) might give rise to an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, or any successor provision thereof.

                           (2) It might be beneficial to the Executive to
disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom.

                           (3) Under such circumstances it would not be to the
disadvantage of the Company to permit the Executive to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

         Accordingly, the Executive may, at the Executive's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan) which would constitute "excess parachute payments" and it shall be the Executive's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Executive exercises such option, so as to avoid "excess parachute payments."

                  (b) ADDITIONAL PAYMENTS.

                           (1) Anything in this Agreement to the contrary
notwithstanding, in the event it shall be determined (as hereafter provided) that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any stock option plan), or similar right (a "PAYMENT"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment or payments (a "GROSS-UP PAYMENT") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the lesser of (A) the Excise Tax imposed upon the Payments or (B) the Excise Tax that would be imposed upon all payments or benefits provided under this Agreement (including any stock option agreement) if such payments or benefits (but only such payments or benefits) constituted in their entirety "excess parachute payments" as such term is defined in section 280G and 4999 of the Internal Revenue Code of 1986 (or any successor provisions thereto).

                           (2) Subject to the provisions of Section 10(b)(5),
all determinations required to be made under this Section 10(b), including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by a nationally-recognized legal or accounting firm (the "FIRM") selected by the Executive in the Executive's sole discretion. The Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as practicable. If the Firm determines that any Excise Tax is payable by the Executive and that a Gross-Up Payment is required, the Company shall pay the Executive the required Gross-Up Payment within ten (10) business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon the Executive and the Company. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code of 1986 (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "UNDERPAYMENT"). In the event that the Company exhausts its remedies pursuant to Section 10(b)(5) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to the Executive, or for the Executive's benefit, within ten business days after receipt of such determination and calculations.

                           (3) The Executive and the Company shall each provide
the Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 10(b)(2).

                           (4) The fees and expenses of the Firm for its
services in connection with the determinations and calculations contemplated by
Section 10(b)(2) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within ten (10) business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

                           (5) The Executive agrees to notify the Company in
writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after the Executive actually receives notice of such claim. The Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive agrees not to pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and (b) the date that any payment with respect to such claim is due. If the Company notifies the Executive in writing at least five (5) business days prior to the expiration of such period that it desires to contest such claim, the Executive agrees to:

                           a) provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

                           b) Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                           c) cooperate with the Company in good faith in order to effectively contest such claim; and

                           d) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 10(b)(5), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 10(b)(5) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, HOWEVER, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (6) If, after the receipt by the Executive of an
amount advanced by the Company pursuant to Section 10(b)(5), the Executive receives any refund with respect to such claim, the Executive agrees (subject to the Company's complying with the requirements of Section 10(b)(5)) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Company pursuant to Section 10(b)(5), a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty
(30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10(b).

         Section 11. Registration Rights.

                  (a) PIGGY-BACK REGISTRATION. If the Company at any time more than one hundred eighty (180) days following the IPO proposes to register any of its securities under the Act or pursuant to the Exchange Act, collectively referred to as the "SECURITIES ACTS," whether or not for sale for its own account, it will each such time give prompt written notice to the Executive of its intention to do so (the "REGISTRATION NOTICE"). Upon the written request of the Executive, made within fifteen (15) business days after the receipt of the Registration Notice, the Company shall use its best efforts to effect the registration under the Securities Acts of such amount of the Executive's Common Stock as the Executive requests, by inclusion of the Executive's Common Stock in the registration statement that relates to the securities which the Company proposes to register; PROVIDED, HOWEVER, that if, at any time after giving the Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Executive (the "REFUSAL NOTICE") and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register the Executive's Common Stock in connection with such terminated registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering the Executive's Common Stock, for the same period as the delay in registering such other securities. Notwithstanding any other provision hereof, if in any registration of securities contemplated hereunder the managing underwriter for such registration of securities determines in its reasonable discretion that the inclusion of the Executive's Registrable Securities (or any portion thereof) in such registration would have a material detrimental effect on such registration, the Executive's Registrable Securities (or the applicable portion thereof) shall not be included in such registration.

                  (b) REGISTRATION EXPENSES. The Company shall pay all Registration Expenses in connection with each registration of the Executive's Common Stock pursuant to this Section 11.

                  (c) SURVIVAL. Notwithstanding anything to the contrary contained herein, the provisions of this Section 11 shall survive the Employment Termination Date for a period of one (1) year.

         Section 12. INDEMNIFICATION. As an employee, officer and director of the Company, the Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Certificate of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which employees, officers and directors of a corporation organized under the laws of Delaware may be indemnified, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute.

         Section 13. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami-Dade County, Florida in accordance with the rules of the American Arbitration Association then in effect; PROVIDED, HOWEVER, that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given (including Base Salary and Incentive Compensation (if any)) and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until the dispute is finally resolved. Judgment may be entered on the arbitrators' award in any court having jurisdiction; PROVIDED, HOWEVER, that the Executive shall be entitled to seek specific performance of his right to be paid until the Employment Termination Date during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         Section 15. SUCCESSORS AND ASSIGNS. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Executive shall be bound by the terms and conditions of this Agreement to any successor assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business and assets. If any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails, concurrently with the effectiveness of any such succession, to agree in writing in form and substance reasonably satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, then the Executive shall have the right, effected by notice to such successor not later than ninety (90) days after the effectiveness of such succession, to terminate the Employment Period under Section 9(e) as though such failure was an uncured breach by the Company of a material covenant or agreement of the Company contained in this Agreement. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in this Section 14.

                  If the Executive should die while any amounts are payable to him hereunder, or if by reason of his death payments are to be made to him hereunder, then this Agreement shall inure to the benefit of and be enforceable by the Executive's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to this estate.

         Section 15. NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or delivered by nationally recognized overnight delivery service, addressed to the parties at their respective addressed set forth under their respective signatures below or such other person or addresses as shall be given by notice of any party. Such notice shall be deemed to be given on the date of delivery.

         Section 16. WAIVER; REMEDIES CUMULATIVE. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

         Section 17. GOVERNING LAW; SEVERABILITY. This Agreement is made and is expected to be performed in Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the laws of the State of Florida, unless otherwise indicated herein. It is the intention of the Company and the Executive to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

         Section 18. MISCELLANEOUS. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in writing signed by the Executive and the Company. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such sections and subsections and shall be ignored in construing this Agreement.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Employment Agreement as of the date first above written.


COMPANY:                                    EXECUTIVE:

BRIGHTSTAR CORP.                            RAUL MARCELO CLAURE


By: /s/ Denise Gibson                       By: /s/ R. Marcelo Claure
    --------------------------------            --------------------------------
Name:   Denise Gibson                           Address:
      ------------------------------                    ------------------------
Title: COO
       -----------------------------                    ------------------------
Address: 2010 N.W. 84th Avenue
         Miami, Florida 33122                           ------------------------